Exhibit 99.1

FireEye Reports Financial Results for Fourth Quarter and Full Year 2019

•Record revenue, billings, and operating cash flow for fourth quarter and full year 2019
•Q4 revenue of $235 million increased 8 percent from the fourth quarter of 2018
•Q4 billings of $274 million increased 3 percent from the fourth quarter of 20181
•Q4 ending annual recurring revenue of $587 million increased 6 percent compared to the end of the fourth quarter of 2018
•Q4 ending platform, cloud subscription and managed services annual recurring revenue of $280 million increased 31 percent compared to the end of the fourth quarter of 2018

MILPITAS, Calif. – February 5, 2020 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the fourth quarter and full year ended December 31, 2019.
“We continue to accelerate our transformation to a comprehensive security solutions company,” said Kevin Mandia, FireEye chief executive officer. “Our higher growth solutions, which include Platform, Cloud Subscription, Managed Services and Mandiant services, were 59 percent of our billings in the fourth quarter and increased 23 percent from a year ago. We anticipate that these solutions will continue to eclipse the on-premise portion of our business in 2020."
Fourth Quarter 2019 Financial Results
•Revenue of $235 million increased 8 percent from the fourth quarter of 2018 and was above the guidance range of $224 million to $228 million.
•Billings of $274 million increased 3 percent from the fourth quarter of 2018 and were below the guidance range of $285 million to $295 million.1
•GAAP gross margin was 66 percent of revenue, compared to 68 percent of revenue in the fourth quarter of 2018.
•Non-GAAP gross margin was 73 percent of revenue, compared to 75 percent of revenue in the fourth quarter of 2018, and was consistent with the guidance of approximately 73 percent of revenue.1
•GAAP operating margin was negative 15 percent of revenue, compared to negative 17 percent of revenue in the fourth quarter of 2018.
•Non-GAAP operating margin was 7 percent of revenue, compared to 5 percent of revenue in the fourth quarter of 2018, and was above the guidance range of 3 percent to 5 percent of revenue.1
•GAAP net loss per share was $0.23, compared to GAAP net loss per share of $0.25 in the fourth quarter of 2018.
•Non-GAAP net income per diluted share was $0.07, compared to non-GAAP net income per diluted share of $0.06 in the fourth quarter of 2018, and was above the guidance range of $0.03 to $0.05.1
•Cash flow provided by operating activities was $40 million, compared to cash flow provided by operating activities of $31 million in the fourth quarter of 2018, and was below the guidance range of $57 million to $67 million.
2019 Financial Results
•Revenue of $889 million increased 7 percent from 2018 and was above the guidance range of $878 million to $882 million.
•Billings of $926 million increased 8 percent from 2018 and were below the guidance range of $937 million to $947 million.1
•GAAP gross margin was 65 percent of revenue, compared to 67 percent of revenue in 2018.
•Non-GAAP gross margin was 73 percent of revenue, compared to 75 percent of revenue in 2018, and was consistent with the guidance of approximately 73 percent of revenue.1
•GAAP operating margin was negative 24 percent of revenue, compared to negative 22 percent of revenue in 2018.
•Non-GAAP operating margin was 1 percent of revenue, compared to 3 percent of revenue in 2018, and was at the high end of the guidance range of 0 percent to 1 percent of revenue.1
•GAAP net loss per share was $1.24, compared to GAAP net loss per share of $1.27 in 2018.

•Non-GAAP net income per diluted share was $0.05, compared to non-GAAP net income per diluted share of $0.08 in 2018, and was above the guidance range of $0.01 to $0.03.1
•Cash flow provided by operating activities was $68 million, compared to cash flow provided by operating activities of $17 million in 2018, and was below the guidance range of $85 million to $95 million.
1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”
“While billings, revenue, and operating cash flow were at record levels, fourth quarter billings were impacted by a two-month decrease in the average contract length for our subscription and support contracts," said Frank Verdecanna, FireEye chief financial officer and chief accounting officer. “The decrease reduced fourth quarter total billings by approximately $15 million compared to what they would have been at the fourth quarter 2018 average contract length. The average contract length does not impact annual recurring revenue, which was up six percent sequentially. Our outlook for the first quarter and full year 2020 assumes the average contract length for our subscription and support billings will decline two to three months compared to 2019."
First Quarter and 2020 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the first quarter of 2020, FireEye currently expects:
•Revenue in the range of $222 million to $226 million.
•Billings in the range of $165 million to $175 million.
•Non-GAAP gross margin as a percent of revenue of approximately 71 percent.
•Non-GAAP operating margin as a percent of revenue in the range of negative 3 percent to negative 5 percent.
•Non-GAAP net loss per share between $0.03 and $0.05.
•Cash flow provided by operating activities between negative $5 million and positive $5 million.
•Capital expenditures of approximately $10 million.
Non-GAAP net loss per share for the first quarter assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $1.5 million and $2.0 million, and weighted average basic shares outstanding of approximately 217 million.
For 2020, FireEye currently expects:
•Revenue in the range of $935 million to $945 million.
•Billings in the range of $930 million to $950 million.
•Non-GAAP gross margin as a percent of revenue of approximately 71 percent.
•Non-GAAP operating margin as a percent of revenue between 5 percent and 6 percent.
•Non-GAAP net income per diluted share between $0.20 and $0.24.
•Cash flow provided by operating activities between $65 million and $85 million.
•Capital expenditures of approximately $40 million.
Non-GAAP net income per diluted share for 2020 assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $6 million and $8 million, and weighted average diluted shares outstanding of approximately 228 million.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the first quarter of 2020 and full year 2020 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.
Organizational Changes Announced
The company also announced that President Travis Reese will retire as an executive of FireEye on March 1, 2020, and will subsequently join the FireEye Advisory Board.
Kevin Mandia commented, “Travis has been a vital member of the leadership team driving the transformation of our business. On behalf of the Board of Directors and management team, I wish to thank Travis for his hard work and leadership as well as his deep insights into the cyber security industry and threat landscape. Although we will miss Travis’ day-to-day counsel, I am grateful he will remain a member of the FireEye family as an advisor and look forward to his continued involvement in the company.”
Additionally, the company announced that Peter Bailey has been appointed Executive Vice President and Chief Operating Officer and that Bill Robbins has been appointed Chief Revenue Officer of the company and General Manager of Products.
Conference Call Information
FireEye will host a conference call today, February 5, 2020, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and full year 2019 financial results and the company’s outlook for the first quarter and full year 2020. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the first quarter and full year 2020, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss per share, non-GAAP net income per diluted share, cash flow provided by operating activities, interest income and expense, provision for income taxes, weighted average basic shares outstanding, weighted average diluted shares outstanding, and capital expenditures in the section entitled “First Quarter and 2020 Outlook” above, as well as expectations regarding FireEye higher growth solutions in 2020.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 1, 2019, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net income (loss), and net income (loss) per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.
FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax provision (benefits). FireEye defines non-GAAP net income per diluted share as non-GAAP net income divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP net income per diluted share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per diluted share in the fourth quarter of 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete provision for income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per diluted share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.

Non-GAAP net income and net income per diluted share in the fourth quarter of 2018 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per diluted share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per diluted share for 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, acquisition related expenses, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per diluted share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per diluted share for 2018 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, acquisition related expenses, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, non-cash losses on the repurchase and retirement of $340 million principal amount of the 1.000% Convertible Senior Notes due 2035, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per diluted share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 8,800 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.
© 2020 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media inquiries:
Media.Relations@fireeye.com

Investor inquiries:
Investor.Relations@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$334,603	$409,829
Short-term investments	704,955	706,691
Accounts receivable, net	171,459	157,817
Inventories	5,892	6,548
Prepaid expenses and other current assets	96,827	100,295
Total current assets	1,313,736	1,381,180
Property and equipment, net	93,812	89,163
Operating right-of-use assets, net	58,758	—
Goodwill	1,205,292	999,804
Intangible assets, net	134,420	143,162
Deposits and other long-term assets	84,468	82,769
Total assets	$2,890,486	$2,696,078

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,271	$26,944
Operating lease liabilities, current	18,437	—
Accrued and other current liabilities	24,496	29,797
Accrued compensation	59,513	63,808
Convertible senior notes, current, net	117,288	—
Deferred revenue, current	603,944	556,815
Total current liabilities	849,949	677,364
Convertible senior notes, non-current, net	893,273	962,577
Deferred revenue, non-current	370,623	378,013
Operating lease liabilities, non-current	70,481	—
Other long-term liabilities	4,494	27,730
Total liabilities	2,188,820	2,045,684
Stockholders' equity:
Common stock	22	20
Additional paid-in capital	3,457,359	3,152,159
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	1,180	(2,299)
Accumulated deficit	(2,606,895)	(2,349,486)
Total stockholders’ equity	701,666	650,394
Total liabilities and stockholders' equity	$2,890,486	$2,696,078

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Product, subscription and support	$185,008	$178,827	$708,836	$687,382
Professional services	50,078	38,706	180,316	143,568
Total revenue	235,086	217,533	889,152	830,950
Cost of revenue: (1)(2)(3)
Product, subscription and support	54,494	47,984	210,432	188,301
Professional services	26,217	21,846	98,460	84,174
Total cost of revenue	80,711	69,830	308,892	272,475
Total gross profit	154,375	147,703	580,260	558,475
Operating expenses: (1)
Research and development (2)(3)	67,537	62,251	271,326	254,142
Sales and marketing (2)	93,077	97,218	396,822	380,962
General and administrative (4)	28,862	24,935	111,881	105,773
Restructuring charges (5)	(15)	—	10,265	—
Total operating expenses	189,461	184,404	790,294	740,877
Operating loss	(35,086)	(36,701)	(210,034)	(182,402)
Other expense, net (6)(7)	(11,702)	(10,316)	(41,685)	(55,197)
Loss before income taxes	(46,788)	(47,017)	(251,719)	(237,599)
Provision for income taxes (8)	2,428	1,380	5,690	5,524
Net loss	$(49,216)	$(48,397)	$(257,409)	$(243,123)
Net loss per share, basic and diluted	$(0.23)	$(0.25)	$(1.24)	$(1.27)
Weighted average shares used in per share calculations, basic and diluted	214,565	194,593	207,234	190,803

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(257,409)	$(243,123)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	103,305	86,505
Stock-based compensation	153,517	153,675
Non-cash interest expense related to convertible senior notes	47,983	43,273
Loss on repurchase of convertible senior notes	—	10,764
Deemed repayment of convertible senior notes attributable to accreted debt discount	—	(43,575)
Deferred income taxes	(257)	(930)
Other	945	4,715
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(12,109)	(11,605)
Inventories	51	(5,216)
Prepaid expenses and other assets	7,003	(13,779)
Accounts payable	4,707	(8,205)
Accrued liabilities	(3,074)	10,234
Accrued compensation	(4,295)	4,220
Deferred revenue	36,987	24,728
Other long-term liabilities	(9,817)	5,700
Net cash provided by operating activities	67,537	17,381
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(45,605)	(50,831)
Purchases of short-term investments	(617,194)	(479,862)
Proceeds from maturities of short-term investments	620,580	487,141
Business acquisitions, net of cash acquired	(127,249)	(5,240)
Lease deposits	432	275
Net cash used in investing activities	(169,036)	(48,517)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	584,405
Purchase of capped calls	—	(65,220)
Repurchase of convertible senior notes	—	(286,817)
Proceeds from employee stock purchase plan	22,086	20,816
Proceeds from exercise of equity awards	4,187	6,890
Net cash provided by financing activities	26,273	260,074
Net change in cash and cash equivalents	(75,226)	228,938
Cash and cash equivalents, beginning of period	409,829	180,891
Cash and cash equivalents, end of period	$334,603	$409,829

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP operating loss	$(35,086)	$(36,701)	$(210,034)	$(182,402)
Stock-based compensation expense (1)	36,355	35,309	153,517	153,675
Amortization of stock-based compensation capitalized in software development costs (3)	968	707	3,524	1,828
Amortization of intangible assets (2)	14,531	12,424	53,943	50,328
Acquisition related expenses (4)	—	—	597	264
Restructuring charges (5)	(15)	—	10,265	—
Non-GAAP operating income (loss)	$16,753	$11,739	$11,812	$23,693
GAAP gross margin	66%	68%	65%	67%
Stock-based compensation expense (1)	3%	3%	4%	4%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	4%	4%	4%	4%
Non-GAAP gross margin	73%	75%	73%	75%
GAAP operating margin	(15)%	(17)%	(24)%	(22)%
Stock-based compensation expense (1)	16%	16%	17%	19%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	6%	6%	6%	6%
Acquisition related expenses (4)	—%	—%	—%	—%
Restructuring charges (5)	—%	—%	2%	—%
Non-GAAP operating margin	7%	5%	1%	3%
GAAP net loss	$(49,216)	$(48,397)	$(257,409)	$(243,123)
Stock-based compensation expense (1)	36,355	35,309	153,517	153,675
Amortization of stock-based compensation capitalized in software development costs (3)	968	707	3,524	1,828
Amortization of intangible assets (2)	14,531	12,424	53,943	50,328
Acquisition related expenses (4)	—	—	597	264
Restructuring charges (5)	(15)	—	10,265	—
Loss on repurchase of convertible senior notes (7)	—	—	—	10,764
Non-cash interest expense related to convertible senior notes (6)	12,215	11,635	47,983	43,273
Adjustment to provision (benefit) from income taxes (8)	43	(142)	(861)	(622)
Non-GAAP net income (loss)	$14,881	$11,536	$11,559	$16,387
GAAP net loss per common share, basic and diluted	$(0.23)	$(0.25)	$(1.24)	$(1.27)
Stock-based compensation expense (1)	0.17	0.19	0.74	0.8
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	0.02	0.01
Amortization of intangible assets (2)	0.07	0.06	0.26	0.26
Acquisition related expenses (4)	—	—	—	—
Restructuring charges (5)	—	—	0.05	—
Loss on repurchase of convertible senior notes (7)	—	—	—	0.06

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Non-cash interest expense related to convertible senior notes (6)	0.06	0.06	0.23	0.23
Adjustment to provision for (benefit from) income taxes (8)	—	—	—	—
Non-GAAP net income (loss) per common share, basic	$0.07	$0.06	$0.06	$0.09
Non-GAAP net income (loss) per common share, diluted	$0.07	$0.06	$0.05	$0.08
Weighted average shares used in per share calculation for GAAP, basic and diluted	214,565	194,593	207,234	190,803
Weighted average shares used in per share calculation for Non-GAAP, basic	214,565	194,593	207,234	190,803
Weighted average shares used in per share calculation for Non-GAAP, diluted	220,421	203,440	213,043	198,851

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,404	$3,446	$14,905	$14,178
Cost of professional services revenue	3,333	3,343	13,972	14,184
Research and development expense	10,445	11,252	45,476	49,503
Sales and marketing expense	11,179	10,714	49,198	47,592
General and administrative expense	7,994	6,554	29,966	28,218
Total stock-based compensation expense	$36,355	$35,309	$153,517	$153,675

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$10,332	$8,505	$37,643	$34,600
Cost of professional services revenue	—	—	—	—
Research and development expense	109	135	445	560
Sales and marketing expense	4,090	3,784	15,855	15,168
Total amortization of intangible assets	$14,531	$12,424	$53,943	$50,328

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$190	$198	$783	$582
Cost of professional services revenue	95	100	391	292
Research and development expense	683	409	2,350	954
Total amortization of stock-based compensation capitalized in software development costs	$968	$707	$3,524	$1,828

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(4) Includes acquisition related expenses as follows:
General and administrative expense	$—	$—	$597	$264

(5) Includes restructuring charges as follows:
Restructuring charges	$(15)	$—	$10,265	$—

(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$12,215	$11,635	$47,983	$43,273

(7) Includes non-cash loss on repurchase of convertible senior notes as follows:
Other expense, net	$—	$—	$—	$10,764

(8) Includes income tax effect of non-GAAP adjustments as follows:
Benefit from income taxes	$43	$(142)	$(861)	$(622)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP revenue	$235,086	$217,533	$889,152	$830,950
Add change in deferred revenue	39,160	47,673	39,739	24,728
Subtotal	274,246	265,206	928,891	855,678
Less Verodin deferred revenue assumed	—	—	(2,750)	—
Non-GAAP billings	$274,246	$265,206	$926,141	$855,678

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Product and related subscription and support billings	$112,623	$134,081	$434,533	$451,973
Platform, cloud subscription and managed services billings	91,307	77,816	282,238	243,903
Professional services billings	70,316	53,309	209,370	159,802
Non-GAAP billings	$274,246	$265,206	$926,141	$855,678

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Product and related subscription and support revenue	$114,050	$128,497	$467,823	$498,992
Platform, cloud subscription and managed services revenue	70,958	50,330	241,013	188,390
Professional services revenue	50,078	38,706	180,316	143,568
Total revenue	$235,086	$217,533	$889,152	$830,950